Exhibit 99.1

Autobytel Completes Sale of Specialty Finance Leads Product to Internet Brands

IRVINE, California – January 3, 2017 – Autobytel Inc. (NASDAQ: ABTL), a pioneer and leading provider of digital automotive services connecting in-market car buyers with dealers and OEMs, has completed the sale of its specialty finance leads (SFL) product to Internet Brands, Inc.

Total consideration includes $3.2 million of cash as well as additional transition licensing income totaling $1.6 million over a five-year period.

SFL revenue in 2016 is expected to be $6.4 million with $0.5 million of contribution to operating income. In 2015, SFL revenue and operating income contribution was $6.5 million and $0.5 million, respectively.

With the sale, Autobytel will dedicate further resources to its fastest-growing core vehicle lead and click products.

Tax Benefit Preservation Plan
At December 31, 2015, the company had approximately $88.2 million in available net operating loss carryforwards ("NOLs") for U.S. federal income tax purposes. The company's Tax Benefit Preservation Plan ("Plan") was adopted by the company's Board of Directors to preserve the company's NOLs and other tax attributes and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company's outstanding common stock and could result in substantial dilution of the acquirer's percentage ownership in the company. As of October 31, 2016, there were 10,962,330 shares of the company’s common stock, $0.001 par value, outstanding. There is no guarantee that the Plan will achieve the objective of preserving the value of the company's NOLs. For more information, please visit http://investor.autobytel.com/tax.cfm.

About Autobytel Inc.
Autobytel Inc. provides high quality consumer leads and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 with its flagship website www.autobytel.com and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Forward-Looking Statements Disclaimer
The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. Words such as "anticipates," "could," "may," "estimates," "expects," "projects," "intends," pending," "plans," "believes," "will" and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including that for calendar year 2016, SFL revenue is expected to be $6.4 million with $0.5 million of contribution to operating profit, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by Autobytel; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in Autobytel's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company's Annual Report on Form 10-K for the year ended December 31, 2015 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of Autobytel and the market price of the company's stock. Investors and other interested parties can receive Autobytel news alerts and special event invitations by accessing the online registration form at investor.autobytel.com/alerts.cfm.

Company Contact
Kimberly Boren
Chief Financial Officer
949-862-1396
kimb@autobytel.com

Investor Relations
Liolios
Cody Slach or Sean Mansouri
949-574-3860
ABTL@liolios.com